                                                                     EXHIBIT 2.1

                                 FIRST AMENDMENT
                                       TO
                      AMENDED AND RESTATED MASTER AGREEMENT

                  This First Amendment, dated as of March 19, 1996 (the "First Amendment"), to the Amended and Restated Master Agreement, dated as of December 27, 1995 (the "Master Agreement"), among RPS Realty Trust, a Massachusetts business trust (the "Trust"), Ramco-Gershenson, Inc., a Michigan corporation ("Ramco"), Dennis Gershenson, Joel Gershenson, Bruce Gershenson, Richard Gershenson, Michael A. Ward, Michael A. Ward, Trustee U/T/A dated 2/22/77, as amended (collectively, the "Ramco Principals"), Ramco Gershenson Properties, L.P., a Delaware limited partnership (the "Operating Partnership") and the Ramco affiliates listed on Schedule A to the Master Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Master Agreement.

                  WHEREAS, the parties desire to amend the Master Agreement in accordance with Section 12.5 of the Master Agreement and the terms of this First Amendment.

                  NOW, THEREFORE, in consideration of these premises and the mutual covenants, conditions and promises hereinafter set forth, the parties agree as follows:

                  1. Section 2 is hereby amended by replacing the date "March 31, 1996" in the last line of such Section with the date "May 31, 1996."

                  2. The Tax Agreement attached as Exhibit Q to the Master Agreement is hereby deleted and replaced in its entirety by the Tax Agreement attached hereto as Schedule 1.

                  3. Section 3.3(h) is hereby amended by deleting the number $5,000,000 in the first sentence thereof and replacing it with the number $3,200,000. The parties hereto acknowledge and agree that this amendment, as well as the amendments contemplated by Sections 7 and 8 hereof, are being effected to memorialize that the debt set forth on Schedule 6.16 of the Master Agreement, as modified by Section 15 hereof, includes amounts borrowed by Ramco Tel-Twelve Co., the proceeds of which were used to pay the "Media Play Allowance," as such term is defined in the Contribution Agreement by and between Ramco Tel-Twelve Co. and the Operating Partnership, dated December 29, 1994 (the "Tel-Twelve Agreement"). The Ramco Principals represent and warrant that the Media Play Allowance was paid in full and such parties agree that the Tel-Twelve Agreement shall be amended prior to the Closing of the Ramco Acquisition to reflect that the owner under the Tel-Twelve Agreement has no obligation to pay the Media Play Allowance.

                  4. Section 4.5(c) is hereby amended and restated in its entirety as follows:

                  "(c) Ramco has delivered to the Trust an adjusted unaudited statement of pro forma funds from operations and cash available from operating activities from the Operating Partnership for the 12-month period ended September 30, 1996 which is based on pro forma net income from the Operating Partnership for the twelve months ended September 30, 1995, as adjusted to reflect minimum rents from Qualifying Leases in place as of February 20, 1996 during the period from October 1, 1995 through September 30, 1996 (the "UPDATED DISTRIBUTION PRO FORMA"). The Updated Distribution Pro Forma is true and correct in all material respects and the adjustments reflected in such financial statement will have been properly applied to historical amounts, except that no representation or warranty is made with respect to results from operations from the RPS Properties. "

                  5. (a) Section 4.7(b) is hereby amended by (i) deleting the terms "Magic Page Leases" and "1994 Leases" in all places where they appear in such section and replacing them with the term "1995 Leases" and (ii) deleting the dates December 31, 1994 and December 1, 1995 and replacing them with February 20, 1996 and March 1, 1996, respectively.

                  (b) Schedule 4.7(b) is hereby deleted and replaced with
Schedule 2 attached hereto.

                  6. Section 6.15 is hereby amended by deleting the date "March 31, 1996" in the fourth and sixth sentences thereof and replacing it with the date "May 31, 1996."

                  7. Section 6.16(a) is hereby amended by deleting the amount $5,000,000 in the first sentence thereof and replacing it with the amount $3,200,000.

                  8. Section 6.16(b) is hereby amended by deleting the amount $5,000,000 in the second sentence thereof and replacing it with the amount $3,200,000.

                  9. A new Section 6.28 is hereby added to the Master Agreement and shall read in its entirety as follows:

         "Certain Agreements. The parties shall cause the Ramco Agreements, the RPS Contribution Agreement, the Ramco Stock Contribution Agreement and the Closing Conditions Agreement to be amended to extend any termination date set forth in such agreements until May 31, 1996."

                  10. A new Section 6.29 is hereby added to the Master Agreement and shall read in its entirety as follows:

                  "Tax Committee. Notwithstanding anything to the contrary set forth in this Agreement, at or prior to the Closing, the Trust will establish a special tax committee (the "Tax Committee"), consisting entirely of Continuing Trustees, who will be delegated complete and absolute discretion to settle or otherwise dispose of the RPS Tax Issues pursuant to the Tax Agreement."

                  11. A new Section 8.126 is hereby added to the Master Agreement and shall read in its entirety as follows:

                  "RPS Tax Issues" -- shall mean (i) the facts and circumstances relating to the fact that during the third quarter of 1994, the Trust had more than 25% of the value of its gross assets in Treasury Bill repurchase obligations which the IRS may view as a non-qualifying asset for purposes of satisfying an asset qualification test applicable to REITs and (ii) the IRS examination of the Trust's 1991-1994 tax returns.

                  12. Schedule 1.7(a)(ii) is hereby amended by adding the following parenthetical immediately following the first recitation of the date "December 31, 1994" therein: "(excluding any net operating income attributable to the PharMor of Virginia, Inc. lease for such period)".

                  13. Schedule 3.3 to the Master Agreement is hereby updated by substituting in its place Schedule 3 attached hereto.

                  14. Schedule 3.3(j) is hereby amended so that all dates set forth therein are appropriately amended to reflect the dates of the financial statements included in the Proxy Statement.

                  15. Schedule 6.16 to the Master Agreement is hereby updated by substituting in its place Schedule 4 attached hereto.

                  16. The Acquisition Amendment attached as Exhibit B to the Master Agreement is hereby deleted in its entirety and replaced with the Acquisition Amendment attached hereto as Schedule 5.

                  17. The Master Agreement, except as amended and modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this First Amendment and caused the same to be delivered on their behalf on the day and year first above written.


                                     RPS REALTY TRUST



                                     By: /s/ Joel M. Pashcow
                                        ----------------------------------------
                                        Name: Joel M. Pashcow
                                        Title: Chairman and President

                                     RAMCO GERSHENSON, INC.



                                     By: /s/ Dennis Gershensen
                                        ----------------------------------------
                                        Name: Dennis Gershensen
                                        Title: Treasurer

                                     /s/ Dennis Gershenson
                                     -------------------------------------------
                                     Dennis Gershenson

                                     /s/ Richard Gershenson
                                     -------------------------------------------
                                     Richard Gershenson

                                     /s/ Bruce Gershenson
                                     -------------------------------------------
                                     Bruce Gershenson

                                     /s/ Joel Gershenson
                                     -------------------------------------------
                                     Joel Gershenson

                                     /s/ Michael A. Ward
                                     -------------------------------------------
                                     Michael A. Ward



                                     MICHAEL A. WARD U/T/A DATED 2/22/77,
                                     AS AMENDED


                                     By: /s/ Michael A. Ward
                                        ----------------------------------------
                                              Michael A. Ward as trustee
                                           U/T/A dated 2/22/77, as amended

                                     RAMCO-GERSHENSON PROPERTIES, L.P.

                                     By: RAMCO REIT, INC., its
                                         General Partner


                                         By: /S/ DENNIS GERSHENSON
                                            ------------------------------------
                                               Name:  Dennis Gershenson
                                               Title: Vice President


                                     RAMCO CONTRIBUTING PARTIES TO THE EXTENT OF
                                     SECTIONS 1, 2, 3, 6, 7, 8, 9, 10, 11 and 12



                                     KM BLUE ASH DEVELOPMENT COMPANY, an Ohio co-partnership


                                     By: /s/ BRUCE GERSHENSON
                                        ----------------------------------------
                                        Bruce Gershenson
                                        Partner


                                     LA II GROUP, an Ohio general partnership

                                     By:   RAMCO LEWIS ALEXIS ASSOCIATES,
                                           a Michigan general partnership,
                                           its Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner

                                     MICHIGAN SHOPPING CENTER VENTURES II
                                     LIMITED PARTNERSHIP, a Michigan limited
                                     partnership

                                     By:   RAMCO L & W PARTNERS
                                           a Michigan co-partnership,
                                           its General Partner

                                           By:   RAMCO CP, a Michigan
                                                 co-partnership, its Partner


                                                 By: /s/ BRUCE GERSHENSON
                                                    ----------------------------
                                                    Bruce Gershenson
                                                    Partner


                                     RAMCO CANTON CO.,
                                     a Delaware general partnership

                                     By:   FORD SHELDON PLAZA COMPANY,
                                           a Michigan limited partnership,
                                           its Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              General Partner


                                     RAMCO FRASER DEVELOPMENT COMPANY,
                                     a Michigan co-partnership


                                     By: /s/ BRUCE GERSHENSON
                                        ----------------------------------------
                                        Bruce Gershenson
                                        Partner

                                     RAMCO JACKSON DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership

                                     By:   RAMCO JACKSON, INC.,
                                           a Michigan corporation,
                                           its General Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Vice President


                                     RAMCO KENTWOOD ASSOCIATES,
                                     a Michigan co-partnership


                                     By: /s/ BRUCE GERSHENSON
                                        ----------------------------------------
                                        Bruce Gershenson
                                        Partner


                                     RAMCO LANSING ASSOCIATES,
                                     a Michigan co-partnership


                                     By: /s/ BRUCE GERSHENSON
                                        ----------------------------------------
                                        Bruce Gershenson
                                        Partner


                                     RAMCO LAPEER ASSOCIATES LIMITED
                                     PARTNERSHIP, a Michigan limited partnership

                                     By:   RAMCO LAPEER, INC., a Michigan
                                           corporation, its General Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Vice President

                                     RAMCO NOVI I CO.,
                                     a Delaware general partnership

                                     By:   WEST OAKS DEVELOPMENT
                                           COMPANY, a Michigan co-partnership,
                                           its Partner


                                            By: /s/ BRUCE GERSHENSON
                                               ---------------------------------
                                               Bruce Gershenson
                                               Partner


                                     RAMCO NOVI II CO.,
                                     a Delaware general partnership

                                     By:   RAMCO NOVI DEVELOPMENT ASSOCIATES
                                           LIMITED PARTNERSHIP, a Michigan
                                           limited partnership, its Partner

                                           By:   RAMCO NOVI DEVELOPMENT COMPANY,
                                                 a Michigan co-partnership, its
                                                 General Partner


                                                 By: /s/ BRUCE GERSHENSON
                                                    ----------------------------
                                                    Bruce Gershenson
                                                    Partner


                                     RAMCO OAK BROOK SQUARE ASSOCIATES LIMITED
                                     PARTNERSHIP, a Michigan limited partnership

                                     By:   RAMCO OAK BROOK SQUARE, INC., a
                                           Michigan corporation, its General
                                           Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Vice President

                                     RAMCO ORION CO.,
                                     a Delaware general partnership

                                     By:   W & G REALTY COMPANY,
                                           a Michigan co-partnership, its
                                           Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner


                                     RAMCO ROSEVILLE CO.,
                                     a Delaware general partnership

                                     By:   ROSEVILLE PLAZA LIMITED PARTNERSHIP

                                           By:   RAMCO VENTURES, a Michigan
                                                 co-partnership, its General
                                                 Partner


                                                 By: /s/ BRUCE GERSHENSON
                                                    ----------------------------
                                                    Bruce Gershenson
                                                    Partner


                                     RAMCO SINGER ASSOCIATES LIMITED
                                     PARTNERSHIP, an Ohio limited partnership

                                     By:   RAMCO TROY ASSOCIATES, a Michigan
                                           co-partnership, its General Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner

                                     RAMCO SOUTHFIELD CO.,
                                     a Delaware general partnership

                                     By:   SOUTHFIELD PLAZA LIMITED PARTNERSHIP,
                                           a Michigan limited partnership, its
                                           Partner

                                           By:   RAMCO VENTURES, a Michigan
                                                 co-partnership, its General
                                                 Partner


                                                 By: /s/ BRUCE GERSHENSON
                                                    ----------------------------
                                                    BRUCE Gershenson
                                                    Partner


                                     RAMCO STERLING MALL CO.,
                                     a Delaware general partnership

                                     By:   STERLING MALL ASSOCIATES LIMITED
                                           PARTNERSHIP, a Michigan limited
                                           partnership, its Partner

                                           By:   RAMCO CONSUMER MALL ASSOCIATES
                                                 LIMITED PARTNERSHIP, a Michigan
                                                 limited partnership, its
                                                 General Partner


                                                 By: /s/ BRUCE GERSHENSON
                                                    ----------------------------
                                                    BRUCE Gershenson
                                                    General Partner

                                     SOUTHFIELD PLAZA LIMITED PARTNERSHIP, a
                                     Michigan limited partnership

                                     By:   RAMCO VENTURES, a Michigan general
                                           partnership, its General Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner


                                     SPRING MEADOWS SHOPPING CENTER
                                     ASSOCIATES, an Ohio general partnership

                                     By:   RAMCO SPRING MEADOWS ASSOCIATES, a
                                           Michigan co-partnership, its Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner


                                     WEST ALLIS SHOPPING CENTER ASSOCIATES, a
                                     Wisconsin general partnership

                                     By:   RAMCO ALLIS DEVELOPMENT COMPANY, a
                                           Michigan co-partnership, its Partner


                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner

                                     RAMCO SOUTH NAPLES DEVELOPMENT,
                                     a Florida general partnership


                                     By: /s/ BRUCE GERSHENSON
                                        ----------------------------------------
                                        Bruce Gershenson
                                        Partner


                                     RAMCO STERLING STRIP CO.,
                                     a Delaware general partnership

                                     By:   KMW STERLING DEVELOPMENT COMPANY, a
                                           Michigan co-partnership, its partner

                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner


                                     RAMCO TEL-TWELVE CO.,
                                     a Delaware general partnership

                                     By:   TEL-TWELVE MALL ASSOCIATES LIMITED
                                           PARTNERSHIP, a Michigan limited
                                           partnership, its partner

                                           By: /s/ BRUCE GERSHENSON
                                              ----------------------------------
                                              Bruce Gershenson
                                              Partner

                                                                      Schedule 1


                                  TAX AGREEMENT

                  TAX AGREEMENT dated as of ____ ___, 1996 by and between Atlantic Realty Trust, a Maryland real estate investment trust (the "Atlantic") and RPS Realty Trust, a Massachusetts business trust ("RPS").

                  WHEREAS, RPS has formed Atlantic, and on this day has (i) contributed the Assets (as defined below) to Atlantic, and (ii) distributed the stock of Atlantic to its shareholders.

                  WHEREAS, in order to induce RPS to distribute Atlantic's stock to RPS' shareholders, Atlantic has agreed to assume certain tax liabilities of RPS should they arise.

                  WHEREAS, it is RPS' intention to contest in good faith any Tax Contest that is likely to result in the loss of RPS' ability to be treated as a real estate investment trust under the Code.

                  WHEREAS, it is Atlantic's and RPS' intention to provide to RPS broad and complete authority to contest, resolve and/or settle any Tax Contest hereunder, as RPS in its sole discretion shall determine.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing and intending to be legally bound, hereby agree as follows:

                  SECTION 1. DEFINITIONS. Each reference contained in this agreement to:

                  1.1 "ASSETS" shall mean those assets listed on Schedule A attached hereto.

                  1.2 "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday, or a day on which banks located in The City of New York are authorized or required to be closed.

                  1.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  1.4 "CONTINUING TRUSTEES" shall mean, as of any time, those trustees of RPS then in office who were trustees of RPS immediately prior to the date hereof; provided, however, if at any time the number of Continuing Trustees is less than four and the remaining Continuing Trustees (by a majority vote) elect such number of independent Trustees to become Continuing Trustees as may be necessary to cause the number of

Continuing Trustees to equal four, such independent Trustees(s) shall also be deemed Continuing Trustees.

                  1.5 "FINAL DETERMINATION" shall mean (a) a decision, judgment, decree, or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made and approved by RPS; or (b) a closing agreement made with any Taxing Authority and approved by RPS.

                  1.6 "ASSUMED TAX" shall mean any Tax of RPS resulting from a Tax Contest that arises as a consequence of the Internal Revenue Service's current ongoing examination of RPS' tax returns (other than any Tax of RPS that relates to actions or events occurring or any tax return position taken by RPS after the date hereof).

                  1.7 "TAX OR TAXES" shall mean U.S. federal, state or local income or franchise taxes or other taxes imposed on or with respect to net income or capital, together with any interest or penalties or additions to tax imposed with respect thereto.

                  1.8 "TAX CONTEST" shall mean any audit, examination, suit, action, or proceeding involving a Taxing Authority.

                  1.9 "TAXING AUTHORITY" shall mean any governmental authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                  SECTION 2. ASSUMED TAX, REFUNDS AND DEFICIENCY DIVIDENDS.

                  2.1 IN GENERAL. Except as set forth in Section 2.4 below, Atlantic hereby assumes and agrees to perform all obligations of RPS relating to the Assumed Tax; provided, however, Atlantic shall have no obligation to perform or make any payment in respect of any Assumed Tax until a Final Determination with respect to such Assumed Tax has been made.

                  2.2 AMOUNT OF ASSUMED TAX PAYMENT. Atlantic shall pay to the Applicable Taxing Authority the amount of Assumed Tax required to be paid pursuant to the Final Determination together with any interest, if any, or penalties, if any, imposed by the Taxing Authority on such amount at least five days before such amount is due to the applicable Taxing Authority.

                  2.3 REPAYMENT OF ASSUMED TAX PAYMENT. The amount of any Assumed Tax payment made by Atlantic pursuant to this agreement shall be repaid by RPS to Atlantic upon the receipt by RPS of any refund of such tax and/or interest and/or penalty.

                  2.4 DEFICIENCY DIVIDEND. RPS agrees that to the extent any Tax for which Atlantic is obligated to pay pursuant to this Section 2 can be avoided through the declaration and payment of a "deficiency dividend" as provided in section 860 of the Code, it shall make
such deficiency dividend. In such event Atlantic's sole obligation with respect to its obligations hereunder shall be to make a payment to RPS in an amount equal to the "deficiency dividend" described in this Section 2.4.

                  SECTION 3. TAX CONTESTS.

                  3.1 IN GENERAL. Subject to Section 3.2, RPS shall be entitled to control and conduct any Tax Contests relating to the Assumed Tax. All costs of any such Tax Contests are to be borne by Atlantic.

                  3.2 SETTLEMENTS. RPS shall have the right to agree to the settlement of any Tax Contests relating to any Assumed Tax without the consent of Atlantic. RPS shall at all times provide to Atlantic promptly upon request all information regarding the status of any Tax Contest relating to any Assumed Tax, including, without limitation, any settlement discussions.

                  3.3 NOTICE OF TAX CONTESTS. RPS agrees to give notice to Atlantic within 5 Business Days of the assertion or commencement of any Tax Contest with regard to any Assumed Tax. The failure of RPS to notify Atlantic of any Tax Contest within the time specified in the preceding sentence shall not relieve Atlantic from any obligation to make a payment in respect of an Assumed Tax under this agreement except to the extent Atlantic demonstrates that the defense of such action is prejudiced thereby.

                  3.4 CONTROL OF TAX CONTESTS. All Tax Contests relating to any Assumed Tax, including, without limitation, any settlement of such Tax Contests, shall be made solely by a committee of Continuing Trustees established by RPS for this purpose.

                  SECTION 4. RIGHT TO REFUNDS. Atlantic shall be entitled to any refund of any Tax attributable to any payments it has made pursuant to Section 2 hereof to the extent not previously repaid pursuant to Section 2.3 and shall be paid any such refund, including interest thereon, promptly upon receipt thereof by RPS. Atlantic shall have the right to determine whether any claim for refund for such Tax shall be made by or on behalf of RPS and shall notify RPS of its intent to file such a claim.

                  SECTION 5. ASSET DISPOSITIONS. Atlantic shall not dispose of any of its material assets except in an arms' length transaction if, after giving effect to such transfer, the assets of Atlantic would not be sufficient to satisfy its obligations under this Agreement.

                  SECTION 6. DURATION. The obligations and liabilities of Atlantic and RPS arising under this agreement shall continue in full force and effect until all such obligations hereunder have been met and such liabilities have been paid in full, and shall be binding upon and inure to the benefit of the parties hereto.

                  SECTION 7. NOTICES. All notices, consents and other communications provided for herein shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses or telecopier numbers as a party may designate as to itself by notice to the other parties):

                  (a)      If to Atlantic:

                           Atlantic Realty Trust
                           747 Third Avenue
                           New York, New York  10017
                           Attention:  Joel M. Pashcow
                           Telecopier:  (212) 355-3080

                       with copies to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Steven L. Lichtenfeld
                           Telecopier:  (212) 856-7812

                                    and

                           Wolf, Block, Schorr & Solis-Cohen
                           Packard Building, 12th Floor
                           S.E. Corner 15th & Chestnut Streets
                           Philadelphia, Pennsylvania  19102-2678
                           Attention:
                           Telecopier:  (215) 977-2334

                  (b)  If to RPS:

                           Ramco-Gershenson Properties Trust (f/k/a)
                           27600 Northwestern Highway
                           Suite 200
                           Southheld, Michigan  48034
                           Attention:  Dennis Gershenson
                           Telecopier:  (810) 350-9925
                           with copies to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Steven L. Lichtenfeld
                           Telecopier: (212) 856-7812

                                    and

                           Wolf, Block, Schorr & Solis-Cohen
                           Packard Building, 12th Floor
                           S.E. Corner 15th & Chestnut Streets
                           Philadelphia, Pennsylvania  19102-2678
                           Attention:
                           Telecopier:  (215) 977-2334

                                    and

                           Honigan Miller Schwartz and Cohn
                           2290 First National Building
                           Detroit, Michigan  48226-3582
                           Attention:  Richard Burstein, Esq.
                           Telecopier: (313) 250-7800

                  SECTION 8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 9. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

                  SECTION 10. HEADINGS. The headings of the Sections of this agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

                  SECTION 11. AMENDMENTS, SUPPLEMENTS, ETC. Neither this Tax Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                  IN WITNESS WHEREOF, Atlantic and RPS have each caused this agreement to be duly executed in New York, New York as of the date first set forth above.

                                            RPS REALTY TRUST


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            ATLANTIC REALTY TRUST


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                   SCHEDULE A

MORTGAGE LOANS

                                                                                                   Average Annual
                       Total                                                                       Interest Rate
                     Principal       RPS                                    Net         Date     ------------------
                     Amount of      Funds       Allowance    Accrued      Carrying   Funded (or  Maturity  Current   Accrued
Property               Loan        Advanced     for loss     Interest      Amount     Modified)    Date    Interest  Interest
--------             ---------     --------     ---------    --------     --------   ----------  --------  --------  --------
SHOPPING CENTERS

Mt. Morris Commons
Genessee Township,  $ 2,700,000  $ 2,700,000  $(1,000,000)  $   52,923  $ 1,752,923     7/86       6/99     10.50%     2.00%
MI

Copps Hills Plaza
Ridgefield, CT        9,752,284    3,563,948     (350,000)          --    3,213,948     9/92       7/96      6.00%      .50%

Branhaven Plaza
   Shopping Center
Branford, CT          8,714,313    2,800,000           --      345,998    3,145,998    11/95       8/96     14.25%       --

1733 Massachusetts
  Avenue              2,200,000    2,200,000           --      335,127    2,535,127     8/87       6/99      8.58%     1.42%
Lexington, MA

1-5 Wabash Ave.
Chicago               2,850,000    2,850,000           --           --    2,850,000     7/93       3/96      5.00%       --

Hylan Plaza
  Shopping Center
Staten Island, NY    25,000,000   25,000,000   (6,000,336)   6,275,000   25,274,664     1/94       1/01      7.50%     4.50%

Industrial

OFFICE BUILDINGS

Rector Building
New York, NY          3,255,596    3,255,596   (2,000,000)          --    1,255,596     3/94       3/04        --      6.00%

NCR Building
Century City, CA      4,818,493      468,493     (231,000)          --      237,493     7/93      12/95     10.00%       --
                      ---------    ---------                              ---------

REAL PROPERTIES

         9 North Wabash Avenue. The 9 North Wabash Avenue property is a six-story building with approximately 52,000 square feet of leasable space located in Chicago, Illinois. The property was acquired on July 7, 1993 by 9 North Wabash Corp., a wholly-owned subsidiary of RPS, and is owned by that entity free and clear of any material liens or other encumbrances. The entire Wabash property was leased to Lane Bryant, a women's apparel retailer, pursuant to a lease which expired on June 30, 1995. However, on July 11, 1995, Lane Bryant and RPS entered into an agreement pursuant to which Lane Bryant agreed to remain in the property through December 31, 1995, at a reduced rental rate equal to 7% of gross sales. Lane Bryant has occupied 100% of the leasable space for each of the last five years. The property is currently vacant. RPS has entered into an exclusive sales and lease arrangement with a local broker to sell or lease this property. Real estate taxes on this property for the year ended December 31, 1995 were approximately $142,000. The Company believes the property is adequately covered by insurance. The Company's depreciable basis in the property, as of December 31, 1995, is approximately $3,238,000, which is depreciated using the straight-line method and a 39-year predictable life. As of January 1, 1995, RPS' independent real estate appraisers appraised the value of this property at $2,400,000. As of December 31, 1995, the Company recognized an impairment of $800,000 to decrease the property's carrying value to more closely approximate the appraised value. Upon consummation of the Ramco Acquisition, the Company will adopt the liquidation basis of accounting at which time the property will be classified as held for sale and will be stated at its net realizable value. See Company Pro Forma Financial Statements. While RPS has held preliminary discussions with third parties regarding the leasing of this property, no binding or non-binding agreements, arrangements or understandings exist with any such third parties.

         Norgate Shopping Center. The Norgate Shopping Center is a one-story shopping center located in Indianapolis, Indiana (Marion County). The property was acquired on June 23, 1994 by Norgate Shops, Corp., a wholly-owned subsidiary of RPS, and is owned by that entity free and clear of any material liens or other encumbrances. The shopping center contains approximately 208,000 square feet of leasable space, approximately 76% of which was leased and occupied as of December 31, 1995. Major tenants (i.e., tenants who accounted for 10% or more of the revenues at such property during the twelve month period ended December 31,
1995) are Kohl's Oakland, Inc., a department store retail chain, and Consolidated Stores, Inc., a discount variety store retail chain. These two tenants lease approximately 65,000 and 37,300 square feet, respectively, which constitutes 31% and 18%, respectively, of the total leasable space. The Kohl's Oakland lease expires in January 1999 and provides for annual rental payments of approximately $211,000 and the Consolidated Stores lease is month to month and provides for rental payments of approximately $140,000 on an annualized basis. The Kohl's lease contains three 5-year tenant renewal options. Leases for approximately 39,800 feet expired on or prior to December 31, 1995 and such space is currently leased on a month-to-month basis, and leases for approximately 29,500 feet are due to expire on or prior to December 31, 1996. The average base rent per square foot paid by tenants at such property as of December 31, 1995 excluding percentage rent and similar provisions was $3.46 (approximately $3.50 including percentage rent based on 1995 revenues). The Company believes the property is adequately covered by insurance. The Company's depreciable basis in the property, as of December 31, 1995, is approximately $4,428,000, which is depreciated using the straight-line method and a 39-year predictable life. On August 1, 1994, RPS' independent real estate appraisers appraised the value of this property at $3,900,000, which is approximately $528,000 less than its December 31, 1995 carrying value. The Company believes that the decline in value represented by the appraisal is temporary because the property's carrying value is recoverable through future operations and the eventual disposition thereof, on a going concern basis of accounting. Upon consummation of the Ramco Acquisition, the Company will adopt the liquidation basis of accounting at which time the property will be classified as held for sale and will be stated at its net realizable value. See Company Pro Forma following its due diligence review. While RPS has held preliminary discussions with third parties regarding the sale of this property to other potential buyers, no binding or non-binding agreements, arrangements or understandings exist with any such third parties.

         Limited Partnership Interest. The Company is expected to own a 20% limited partnership interest in a limited partnership that owns an 18-story building with approximately 138,500 square feet of leasable space used for office, showroom and retail purposes, located at 5 North Wabash Avenue in Chicago, Illinois. As of June 30, 1995, the book value of the Company's 20% limited partnership interest was $460,000. The Company will be entitled to 20% of the net income (loss) and distributions from the limited partnership, but will not be allocated such net income (loss) or distributions until the mortgage on the property is repaid and, in addition, the borrower receives $5,000,000 from the disposition of the property. See Note 3(d) to the Financial Statements.

                                                                SCHEDULE 2


I.   1995 LEASES NO LONGER VALID,
     SUBSISTING OR IN FULL FORCE AND EFFECT.
     ---------------------------------------
     None.

II.  AMENDMENTS OR MODIFICATIONS TO
     1995 LEASES FROM 1/11/95 TO 12/1/95.
     ------------------------------------
     Cards Et Cetera (Clinton Valley Strip) - 12/21/94

     Blockbuster Video (Eastridge) - 12/20/94

     MC Sporting Goods (Roseville) - 6/5/95

     El-Bee Shoes (Troy) - 4/5/95

     Payless Shoe Source (Clinton Valley Strip) - 2/1/95

     Payless Shoe Source (New Towne) - 5/4/95

     Dollar Bills (West Allis) - 4/12/95

     S & K Brands (Oak Brook) - 5/8/95

     Dollar Tree (Southfield Plaza) - 5/8/95

     House of Designs (Troy) - 6/6/95

     Mail Boxes Etc. (West Oaks II) - 6/27/95

     Mattress Discounters (West Oaks II) - 5/25/95

     Dots (Eastridge) - 7/11/95

     Dress Barn (Oak Brook) - 7/11/95

     All for One (Troy) - 7/31/95

     Secretary of State (Jackson) - 8/21/95

     Care Center at Crossing (Jackson) - 8/21/95

     The Book Place (Lake Orion) - 9/26/95

     Andee B's (Tel-Twelve) - 10/9/95

     Dr. Erhard-One Day Denture (Jackson) - 10/23/95

        Stride Rite (Tel-Twelve) - 10/18/95

        Ferran Florist (Fraser) - 10/23/95

II(A).  AMENDMENTS OR MODIFICATIONS TO
        1995 LEASES FROM 12/1/95 TO 2/20/96.
        ------------------------------------

        The Apple Tree (Spring Meadows) - 12/20/95

        A & W (Tel-Twelve) - 12/21/95

        Radio Shack (Ferndale) - 12/21/95

        Jewelry Exchange (Roseville) - 12/22/95

        Sally Beauty Supply (Spring Meadows) - 12/29/95

        Selectcare (DMHC) (Clinton Valley Consumer) - 1/10/96

        Klumpp's Luggage (Kentwood) - 1/30/96

        NEW 1995 LEASES FROM 12/1/95 - 2/20/96.
        ---------------------------------------

        Sears Hardware (Troy Towne Center) - 12/7/95

        G N C (New Towne Plaza) - 12/20/95

        Sun Optics (Jackson Crossing) - 12/20/95

        Altegra Credit Company (Kentwood) - 12/29/95

        Cambridge Books (New Towne Plaza) - 12/29/95

        Golf U.S.A. (Troy Towne Center) - 2/2/96

        President Tuxedo (Eastridge Commons) - 2/7/96

        Shastar Rent to Own (Troy) - 11/7/95

        Harmony House (Clinton Valley) - 11/22/95

III.    1995 LEASE TENANTS NO LONGER IN ACTUAL OCCUPANCY AS OF 2/20/96.
        ---------------------------------------------------------------

        1. Silk Corp (Kentwood)

         2.  Lee Ward (Spring Meadows)

III(A).  1995 LEASE TENANTS NO LONGER IN
         ACTUAL OCCUPANCY AS OF 2/20/96.
         -------------------------------
         Fashion Bug (West Oaks I)

         Silk Corp (New Towne Plaza)

         Simpson Shoes (Tel-Twelve Mall)

IV.      1995 LEASE TENANTS MORE THAN 30 DAYS IN ARREARS IN PAYMENT
         OF ANY AMOUNT DUE UNDER THE 1994 LEASE AS OF 12/1/95.
         -----------------------------------------------------
         (Does not include 1994 unpaid obligations where audits have been requested or where a billing sum is in dispute.)

         Tel-Twelve
         ----------
            Bagelmakers
            Gigi's Ice Cream
            Shish Kabob
            Simpson Shoes

         Southfield Plaza
         ----------------
            Luxor Shoes

         Eastridge Shopping Center
         -------------------------
            Tubby's
            Your Cleaners

         Edgewood Towne Center
         ---------------------
            Fashion Place
            Piccadilly Peddler

         Jackson Crossing
         -----------------
            Paka Plaza Pet Center
            Kelly's Home Decor

         Ferndale Plaza
         --------------
            Dresses-4-Less

         Southfield Plaza/12
         -------------------
            Southfield Meat & Deli

IV.     1995 LEASE TENANTS MORE THAN 30 DAYS IN
        ARREARS IN PAYMENT OF ANY AMOUNT DUE
        UNDER THE 1995 LEASES AS OF 3/16/96
        -----------------------------------
        (Does not include unpaid obligations where audits have been requested or where a billing sum is in dispute.)

Tel-12
        Bagelmakers
        Shish Kabob
        Simpson Shoes

New Towne
        Silkcorp

Eastridge
        Tubby's
        Your Cleaners

Kentwood Towne Centre
        Silkcorp

Jackson Crossing
        Care Center at the Crossing
        Paka Plaza Pet Center

Roseville Plaza
        Haircuts

Naples Towne Center
        Ming Wah Restaurant

Southfield Plaza
        L'Elite Bridal Boutique

Edgewood
        Piccadilly Peddler

Troy Town Centre
        Cleaver's

West Oaks II
        Budget Frame

West Allis Towne Centre
        Witlock Auto Supply

                                                                      Schedule 3

                                                                  ACTUAL BALANCE
                                 LENDER                                 12/31/95
Tel-Twelve Mall                  Lincoln                            $ 34,000,000
                                 Huntington Bank                          37,491

Jackson Crossing                 NBD                                  25,106,215
                                 Huntington Bank                          21,226

Southfield Plaza                 Lincoln                               7,550,000

Roseville Plaza                  Lincoln                               9,850,000
                                 NBD                                     905,000

West Oaks I                      Lincoln                               5,000,000

Edgewood Towne Center            Lincoln                               4,215,000

Clinton Valley Mall              Lincoln                               7,300,000
                                 First of America                        400,000
                                 First of America                        151,308
                                 Land Contract                           198,350

New Towne Plaza                  Lincoln                               4,705,000
                                 NBD                                   1,588,000

Lake Orion Plaza                 Lincoln                               2,950,000
                                 NBD                                   1,431,000

                                                                      Schedule 4

                    RAMCO PROPERTY DEBT THAT WILL BE REPAID

                                                                        12/31/95
                                                                       PRINCIPAL
PROPERTY                         LENDER                                  BALANCE
Tel-Twelve Mall                  Lincoln National                    $34,000,000
                                 Huntington Bank                          37,491

Fraser Shopping Center           Bank of Boston                        2,171,417

Eastridge Commons                Lincoln National                      6,800,000
                                 NBD Bank, N.A.                          674,000

Naples Towne Center              Bank of Boston                          938,650

Troy Towne Center                BancOne                               7,104,288

West Allis Shopping Center       Bank of Boston                       14,310,000

West Oaks I                      Lincoln National                      5,000,000

West Oaks II                     Travelers(1)                          9,441,892

Spring Meadows Place             Travelers(1)                         11,874,769

New Towne Plaza                  Lincoln National                      4,705,000
                                 NBD Bank, N.A.                        1,588,000

Ferndale Plaza                   Sun Life                              1,759,879

Clinton Valley Strip Center      Northwestern Mutual Life              1,616,656

Oak Brook Square                 Bank of Boston                        1,244,600

Clinton Valley Mall              Lincoln National                      7,300,000
                                 First of America                        400,000
                                 First of America                        151,308
                                 Land Contract                           198,350

Lake Orion Plaza                 Lincoln National                      2,950,000
                                 NBD Bank, N.A.                        1,431,000

Jackson Crossing                 NBD Bank, N.A.                       25,106,215
                                 Huntington Bank                          21,226

Edgewood Towne Center            Lincoln National                      4,215,000

OfficeMax Center                 Michigan National Bank                1,950,000

Roseville Plaza                  Lincoln Bank                          9,850,000
                                 NBD Bank, N.A.                          905,000

Southfield Plaza                 Lincoln National                      7,550,000

Unsecured Ramco Group Debt                                             3,200,000

--------
(1)   Source of pay down will be line of credit.

                                                                      Schedule 5


                              ACQUISITION AMENDMENT

                  AMENDMENT dated         , 1996 to Amended and Restated
Declaration of Trust of RPS Realty Trust (the "Trust") dated October 14, 1988 (the "Declaration of Trust");

                  WHEREAS, Article VIII, Section 2 of the Declaration of Trust provides for procedures governing the amendment of the Declaration of Trust;

                  WHEREAS, the Trustees have determined that it is in the best interests of the Trust and its shareholders to cause the Trust to (i) increase certain quorum percentage requirements in connection with meetings of the Board of Trustees; (ii) establish a Nominating Committee and an Advisory Committee of the Board of Trustees and (iii) change the name of the Trust; and

                  WHEREAS, the Trustees have determined to propose (i) the addition of new Sections to Article III of the Declaration of Trust to provide for the creation of a Nominating Committee and an Advisory Committee of the Board of Trustees, (ii) an amendment to Article IV, Section 8 of the Declaration of Trust to increase certain quorum percentage requirements in connection with meetings of the Board of Trustees and (iii) an amendment to Article I, Section 1 of the Declaration of Trust to change the name of the Trust.

                  NOW, THEREFORE, the Trustees have adopted the following amendments to the Declaration of Trust, which amendments respectively shall become effective upon approval thereof by the holders of a majority of the Trust's issued and outstanding shares of beneficial interest:

                  1. Article III of the Declaration of Trust is amended by adding the following Sections to the end thereof (new language appearing in italics):

                  "SECTION 14. NOMINATING COMMITTEE. The Board of Trustees shall appoint from among its members a Nominating Committee, which shall consist of at least three members, all of whom shall be Independent Trustees, and which shall nominate persons for election to the Board of Trustees. The Nominating Committee will consider nominees recommended by other shareholders in accordance with Article IV, Section 1."

                  "SECTION 15. ADVISORY COMMITTEE. The Board of Trustees shall appoint an Advisory Committee, which shall consist of three Persons who are not Trustees, and which shall have the power to consult with and advise the Board of Trustees as required. The initial members of the Advisory Committee shall be Michael A. Ward, Richard Gershenson and Bruce Gershenson."

                  2. The second paragraph of Article IV, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

                  "The number of Trustees shall be not less than three nor more than fifteen, as fixed from time to time by the Board of Trustees. Unless otherwise fixed by the Board of Trustees or the Shareholders, the number of Trustees constituting the entire Board of Trustees shall be nine. Except for the initial Trustees during their initial term, the Trustees shall be elected at the annual meeting of Shareholders and each Trustee shall be elected to serve until his successor shall be elected and shall qualify. A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall not be required to devote his full business time and effort to the Trust. A Trustee shall qualify as such when he has either signed this Declaration of Trust or agreed in writing to be bound by it. No bond shall be required to secure the performance of a Trustee unless the Trustees so provide or as required by law."

                  3. Article IV, Section 8 of the Declaration of Trust is amended as follows (new language appearing in italics):

                  "SECTION 8. ACTIONS BY TRUSTEES. The trustees shall hold at least four meetings per year. The Trustees may act with or without a meeting. The presence of at least 75% of the Board of Trustees then in office, the majority of which shall be Independent Trustees, shall be necessary to constitute a quorum for the transaction of business, except to adjourn a meeting. Every act or decision done or made by the affirmative vote of at least a majority of the Board of Trustees at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Trustees unless a greater number is required by law or by the By-Laws or by this Declaration of Trust. If at any time more than one vacancy exists on the Board of Trustees, a quorum of the Board of Trustees shall not exist unless and until such vacancies are filled so that no more than one vacancy exists on the Board of Trustees. Any agreement, deed, mortgage, lease or other instrument of writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees."

                  4. Article I, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

                  "SECTION 1. NAME. The name of Trust created by this Declaration of Trust shall be "Ramco-Gershenson Properties Trust" and so far as may be practicable, the Trustees of the Trust ("Trustees" or the "Board of Trustees") shall conduct the Trust's activities, execute all documents and sue or be sued under the name, which name (and the word "Trust" whenever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees and not individually or personally, and shall not refer to the officers or Shareholders of the Trust or the agents or employees of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name of the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in the next succeeding paragraphs."

                  5. Article VII, Section 1 of the Declaration of Trust is amended as follows (new language appearing in italics):

                  "SECTION 1. SHARES. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be of one or more classes and shall have a par value of $.10 per Share. The certificates evidencing the Shares shall be in such forms as the Board of Trustees may prescribe, signed by, or in the name of the Trust by, the Chairman of the Board or the President, and by the Secretary or the Treasurer. Where a certificate is countersigned by a transfer agent and/or registrar other than the Trust or its employees, the signatures of such officers may be facsimiles. There shall be no limit on the number of Shares to be issued. The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. In addition to the issuance of Shares by way of share dividend or share split, the Trustees may combine outstanding Shares by way of reverse share split and provide for the payment of cash in lieu of any fractional interest in a combined Share; and the mechanics authorized by the Trustees to implement any such combination shall be binding upon all Shareholders, holders of convertible debt, optionees and others with any interest in Shares. Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, exchange or cumulative voting rights of any kind."

                  Except as so amended, the Declaration of Trust shall remain unmodified and in full force and effect.

                  IN WITNESS WHEREOF, the undersigned, being not less than a majority of the Trustees of RPS REALTY TRUST, have each executed this Amendment to the Amended and Restated Declaration of Trust as of __________________, 1996.


                                                  ------------------------------
                                                  Joel M. Pashcow


                                                  ------------------------------
                                                  Herbert Liechtung


                                                  ------------------------------
                                                  Arthur Goldberg


                                                  ------------------------------
                                                  Edwin J. Glickman


                                                  ------------------------------
                                                  Alfred D. Stalford


                                                  ------------------------------
                                                  Samuel M. Eisenstat


                                                  ------------------------------
                                                  Edward Blumenfeld


                                                  ------------------------------
                                                  William A. Rosoff


                                                  ------------------------------
                                                  Stephen R. Blank